UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 24, 2010

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2010, WorldGate Service, Inc. (the “Company”), a subsidiary of WorldGate Communications, Inc., entered into an Office Space Lease (the “Lease”), by and between Horizon Office Development I, L.P. and the Company, pursuant to which the Company will lease approximately 18,713 square feet of office space at Horizon II, 3800 Horizon Boulevard, Bensalem, Pennsylvania, at the Horizon Corporate Center.

The office space comprises part of the second floor of the building, and will be used for engineering, corporate and administrative operations and activities.  The new premises are expected to be available for occupancy beginning in August 2010 following completion of leasehold improvements.  The Lease has a term of 89 months from the commencement date.  Following a full abatement of rent for the first 5 months of the Lease term, the initial annual base rent is $449,112.  The annual base rent increases each year to certain fixed amounts over the course of the term as set forth in the Lease and will be $505,251 in the seventh year.  In addition to the base rent, the Company will also pay its proportionate share of building operating expenses, insurance expenses, real estate taxes and a management fee.  The Company is required to pay a security deposit of $187,130 as security for its full and prompt performance of the terms and covenants of the Lease.

The Company has two options to extend the Lease for a period of 60 months each.  Each option to extend will be at 95% of the then market rent rate.  The Company is permitted to terminate the Lease as of the 65 month of the Lease term upon at least 6 months prior notice, compliance with certain other conditions and the payment of a termination fee equal to the amount of unamortized broker commissions paid by Landlord plus the unamortized amount of tenant improvement costs and expenses expended by Landlord.

The Company has the right of first offer during the Lease term, subject to certain conditions, to lease additional space on the second and third floors of the building (1) at the per-square-foot rate offered in Landlord’s notice of availability or at the per-square-foot rate offered to a proposed third party lessee if such rate is 15% less the rate offered in the notice of availability or (2) on the same terms and conditions of any proposed third party lease if the proposed lease with the third party has overall economic terms equal to or better than any counter-offer which the Company may have made to the landlord with respect to such additional space.

In addition, WorldGate Communications, Inc. provided a guaranty with respect to the Company’s payment obligations under the Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 24, 2010, the Company issued a press release announcing the signing of the Lease.  The press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Office Space Lease, dated March 24, 2010, by and between Horizon Office Development I, L.P. and WorldGate Service, Inc.

99.1	Press Release, dated March 24, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Dated: March 25, 2010	By:	/s/ Christopher V. Vitale
	Name:	Christopher V. Vitale
	Title:	Senior Vice President, Legal and Regulatory, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Space Lease, dated March 24, 2010, by and between Horizon Office Development I, L.P. and WorldGate Service, Inc.

99.1	Press Release, dated March 24, 2010